ASSET PURCHASE AGREEMENT


ASSET PURCHASE AGREEMENT (the "Agreement") dated as of June 13, 1997, by and between Syntex (F.P.) Inc., a Delaware corporation ("Seller"), Syntex (U.S.A.) Inc., a Delaware corporation ("Syntex"), ICN Puerto Rico, Inc., a Puerto Rico corporation ("Buyer"), and ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN").

                                   WITNESSETH:

WHEREAS, Seller owns the plant site located at. Mariana Ward, Road 909 Km 1.1, Humacao, Puerto Rico, including the real property on which the plant is located and the buildings, site improvements, furniture, fixtures, equipment and other assets (except for certain leased equipment) located at the plant site (the "Plant Site") ; and

WHEREAS, subject to the terms and conditions hereinafter set forth, Seller desires to sell and Buyer desires to purchase, the Real Property (as hereinafter defined) and the Equipment and Other Assets (as hereinafter defined); and

WHEREAS, Buyer agrees that Buyer is not purchasing any interest in the Excluded Property (as hereinafter defined) at the Plant Site, any product of Seller or its affiliates, and all know how and other confidential information of Seller and its affiliates; and

WHEREAS, Buyer desires to manufacture and supply for Seller and/or certain of its affiliates, certain of Seller's or its affiliates' products at the Plant Site and provide certain other services to Seller and/or its affiliates at the Plant Site after the Closing Date; and

WHEREAS, simultaneously on the Closing Date, Seller will lease back the Assets, including but not limited to the Real Property, Equipment and Other Assets (as hereinafter defined) pursuant to the Lease attached hereto as Exhibit ____; and enter into the Toll Manufacturing Agreement attached as Exhibit ____; and

WHEREAS, Seller may lease certain of Buyer's employees and portions of the Plant Site after the expiration of the Lease (as hereinafter defined) with respect to the production of certain of Seller or its affiliates' products and for other purposes after the Closing Date; and

WHEREAS, ICN agrees to guarantee, jointly and severally, with the Buyer, the payment and performance of all of the obligations of the Buyer under this Agreement and any other related agreement; and

WHEREAS, Syntex agrees to guarantee, jointly and severally with the Seller, the payment and performance of all of the obligations of the Seller upon this Agreement and any other related agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                     ARTICLE I - SALE AND PURCHASE OF ASSETS

Section 1.1       Sale and Purchase of Assets

Subject to the terms and conditions set forth in this Agreement, Seller agrees to convey, assign, transfer and deliver, or cause to be conveyed, assigned, transferred and delivered, to Buyer at the Closing Date (as hereinafter defined), and Buyer agrees to acquire and accept from Seller, good and marketable title to all of Seller's right, title and interest in the following (collectively, the "Assets"):

          a) Real Property. All real property described on Schedule 1.1(a) hereto, together with all land, buildings, improvements and fixtures thereof and all rights, privileges and easements appurtenant thereto (the "Real Property"), subject to any and all exceptions of record;

          b) Equipment. All machinery, equipment, parts, supplies, fixtures, computers, trade fixtures and furnishings, whether leased, licensed or owned, that are located on the Real Property as of the date hereof (except for Excluded Assets as hereinafter defined) (the "Equipment"), subject to the terms of any lease or agreement;

          c) Other Assets. Except for the Excluded Assets(as hereinafter defined) and Inventory (as hereinafter defined),

          i) All materials and supplies that are currently used or useful in the maintenance and operation of the Plant Site, the Real Property and the Equipment;

          ii) All assignable service agreements related to the Plant Site, the Real Property, and the Equipment;

          iii) All information, drawings, files, records, data and plans relating to the Assets, including equipment manuals, maintenance records, and engineering drawings, excluding any confidential information of Seller and its affiliates and other records which Seller determines must be retained by Seller in order to comply with any governmental or legal requirements.

Section 1.2       Excluded Assets

The Assets shall not include any , company vehicles assigned to an employee, pension assets, 401-K assets, and financial systems records and programs, proprietary or leased computer software,confidential machinery and equipment and other items listed on Schedule 1.2 hereto, consumable manufacturing supplies, raw materials, packaging, finished goods, and work-in-process relating to Seller's or its affiliates' products, records which Seller determines must be retained by Seller in order to comply with any governmental or legal requirements, permits, and any confidential information, , proprietary information, intellectual property, know how, patents, trademarks, and copyrights of Seller or its affiliates, including but not limited to any of the foregoing pertaining to any of Seller or its affiliates products (the "Excluded Assets"). Buyer acknowledges and agrees that Buyer is not acquiring any rights to any product of Seller or any of its affiliates. Buyer agrees that Seller may remove any of the Excluded Assets either before or after the Closing Date (or after the expiration of the Lease) as it may be necessary for Buyer to use some of the Excluded Assets after the Closing Date or after the expiration of the Lease, but Buyer shall not obtain any rights to such Excluded Assets and Seller may remove the same at any time.

On the expiration of the Lease, Buyer shall purchase, at Seller's cost, any and all of Seller's inventory (excluding finished products), work-in-process, packaging, raw materials, manufacturing supplies and other related products concerning any of Seller's products which Buyer will continue to produce after the expiration of the Lease (the "Inventory"). Buyer and Seller shall consult on appropriate levels of Inventory prior to expiration of the lease.

Section 1.3        The Closing Date

Subject to satisfaction of Closing Conditions set forth below, Buyer agrees that Buyer shall be unconditionally obligated to purchase the Assets as of the date of this Agreement; provided however, that Seller shall retain title to the Assets and will not transfer title to the Assets to Buyer until August -1, l997, 11:00 a.m. (the "Closing Date") at the offices of McConnell Valdes, San Juan, Puerto Rico, or at such other time, date and place as mutually agreed between the parties; . Notwithstanding anything herein to the contrary, Seller shall retain the ownership, benefit and possession of, and bear all risk of loss of, or damage to, the Assets until the Closing Date.

Section 1.4       AS IS, WHERE IS

EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, BUYER AGREES THAT THE ASSETS AND INVENTORY ARE SOLD ON AN AS IS, WHERE IS BASIS WITHOUT ANY
REPRESENTATION OR WARRANTY, AND THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WITH RESPECT TO THE ASSETS OR INVENTORY EITHER BEFORE OR AFTER THE CLOSING DATE.,

From the date of execution of this Agreement to the Closing Date, Seller agrees to maintain the Assets, reasonable wear and tear excepted.

Upon shutdown of the oral contraceptives operations, Seller agrees to use reasonable efforts to sanitize, in accordance with reasonable industry 's standards, the oral contraceptive process area such that Buyer may utilize the area for the production of other dissimilar products, but Buyer agrees that Seller may be unable to complete this task prior to the Closing Date and Buyer agrees that Seller may complete this task during the term of the Lease. Seller agrees to maintain any and all governmental permits between the date of the execution of this Agreement and the Closing Date except as may be mutually agreed between the parties. Prior to the expiration of the Lease, , Buyer agrees to secure any and all approvals which Buyer must obtain in order to produce Seller's products at the Plant Site.

Section 1.5       Joint Inspection and Walk-Through

Seller and Buyer shall provide personnel to conduct a joint inspection and walk-through of the Assets on a mutually agreed upon date prior to the Closing Date. Based on the joint inspection, Seller and Buyer shall jointly identify in writing any items requiring action, if any, to be taken by either party or both parties prior to or after the Closing Date; provided however, that Seller shall have no obligation to repair or replace any of the Assets, that Seller's obligations shall be limited as provided in this Agreement and that Buyer's remedies shall be limited as provided in this Agreement. Buyer agrees that notwithstanding any such inspection, Buyer shall be obligated to purchase the Assets on the Closing Date on the terms set forth in this Agreement.

                    ARTICLE II - NO ASSUMPTION OF LIABILITIES

Except as otherwise expressly provided herein, each party shall not assume or incur any liability or obligation of the other party arising out of or relating to events that occur prior to the Closing Date, including but not limited to the following:

          a) any federal, state or local income or other tax (i) payable with respect to the Assets for any period prior to the Closing Date or (ii) incident to or arising as a consequence of the negotiation or consummation by such party of this Agreement and the transaction contemplated hereby;

          b) any liability or obligation of Seller arising or incurred in connection with the Excluded Assets; or

          c) any liability or obligation of such party arising or incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including but not limited to all fees and expenses of such party's counsel, accountants, surveyors and other experts.

ARTICLE III - CONSIDERATION FOR TRANSFER

Section 3.1       Consideration to be Paid by Buyer

On the Closing Date, as consideration for the sale of the Assets, Buyer shall pay to Seller the sum of Fifty-Five Million ($55,000,000.00) Dollars (the "Purchase Price") payable as follows: (i) Eleven Million ($11,000,000.00) Dollars in cash or a Promissory Note in favor of Seller for the amount of $11,000,000 secured by a purchase money first mortgage and other financial security for this sum in a form acceptable to Seller, but in no event shall payment of the full amount of the Promissory Note extend beyond Ninety(90 ) days after the Closing Date, and it is understood that Buyer will pay all expenses of recording any documents necessary to perfect the purchase money first mortgage;(ii) Forty Million ($40,000,000.00) by the Buyer assuming all obligations, and having Seller and any of its affiliates released from any and all obligations or guarantees, regarding the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority Industrial Revenue Bonds 1990 Series A Bonds Due May 1, 2015 (the "Industrial Revenue Bonds"); (iii) Four Million ($4,000,000.00) Dollars in credit against the First Year Rent Payment under the Lease; (iv) paying Seller for any difference between the principal amount of the Bonds outstanding as of the Closing Date and any interest or other charges due thereon, together with any prepaid amounts paid by Seller, and $40,000,000 provided that if the total exceeds $40,000,000, such excess shall be credited to Buyer; and (v) any prorations or other amounts to be paid pursuant to the terms of this Agreement. The Purchase Price shall be allocated as set forth on Schedule 3.1. Simultaneously with the closing of title, Buyer and Seller shall execute the Lease attached hereto as Schedule 3.1 (a) which shall be of a term which shall expire no sooner than July 31, 1999 (the "Lease"). Buyer agrees to take such action and/or execute such documents as may be reasonably necessary to assure Seller that a mortgage lender shall have no right to disturb Seller's possession of the leased Premises, provided Seller is at all relevant times in compliance with the terms of the Lease. The parties agree that the Lease will be recorded (at Seller's expense) simultaneous with the recording of the Deed. The Lease shall be superior in right to any mortgage on the Property during the two (2) year term, provided, however, that if Seller receives, in its opinion, satisfactory assurances and protections from any mortgage lender to Buyer of Seller's right to remain in possession during the Lease, and Buyer can document savings in its borrowing costs thereby, Seller will subordinate its Lease to such mortgage.

In the event that prior to ninety (90) days after the the Closing Date, after using due diligence, Buyer is unable to assume the Industrial Revenue Bonds and release Seller and its affiliates from any and all obligations under the Industrial Revenue Bonds and related agreements or guarantees, then in such event Buyer shall pay Seller Fifty-Five Million ($55,000,000.00) Dollars, plus interest to be accumulated on the Industrial Revenue Bonds from the Closing Date through the date of prepayment, and the Seller will pay off the Industrial Revenue Bonds; provided however that the provisions of the Industrial Revenue Bonds permit Seller to prepay the same and the prepayment is made on or before to November 1, 1998.

In the event that Seller cannot prepay the Industrial Revenue Bonds and Seller cannot be released from liability on the Industrial Revenue Bonds, then Buyer shall (1) pay Seller $ 40,000,000 in cash or (2) assume the Industrial Revenue Bonds and provide Seller with a purchase money first mortgage lien on the Assets as security for Buyer's performance or a letter of credit or some other form of financial security acceptable to the Seller and the guarantor of the Industrial Revenue Bonds, and an indemnification agreement, all in form and substance which is acceptable to Seller and its counsel. Buyer shall be responsible for any costs or expenses associated with providing Seller with acceptable security, including, without limitation, any fees associated with the letter of credit, recording fees and other related costs of the mortgage, letter of credit and other security documents.


Section 3.2       Method of Payment

The Purchase Price and all other moneys owed by Buyer to Seller shall be paid by wire transfer of immediately available funds in US dollars to Seller. Seller shall designate an account to receive such funds in writing at least five business days prior to Closing.


Section 3.3       Remedies

Notwithstanding  anything  to the  contrary as may be set forth  herein,  in the event the Asset Purchase Agreement of even date herewith between Buyer and F.Hoffmann-La Roche Ltd concerning acquisition of certain pharmaceutical products closes (the Product Agreement), thereafter Buyer shall not have the right of rescission, which might otherwise be available. Except as so limited, each of the parties hereto may pursue all remedies available to it in the event of a breach of this Agreement by the other.



              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER


Seller hereby represents and warrants to Buyer as follows:

Section 4.1       Corporate Existence

Seller and Syntex are corporations duly organized under the laws of Delaware and Seller is qualified to do business in Puerto Rico.

Section 4.2       Corporate Power; Authorization; Enforceable Obligations

Seller and Syntex each has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other instruments and agreements required to be executed, delivered or performed by them pursuant hereto ("Seller's Documents"). As of the execution of this Agreement or on the Closing Date, the execution, delivery and performance of this Agreement, and all other Seller's Documents, will have been duly authorized by all necessary corporate action on the part of Seller and Syntex. This Agreement has been, and on the Closing Date, all other Seller's Documents will have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and as of the execution of this Agreement or on the Closing Date, all other Seller's Documents will have been, duly executed and delivered by authorized officers of Seller and Syntex and constituteor will constitute the legal, valid and binding obligations of Seller and Syntex enforceable against them in accordance with their respective terms.

Section 4.3       Validity of Contemplated Transactions

The execution, delivery and performance of this Agreement by Seller and Syntex does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under the charter documents of Seller or any securities issued by Seller and/or Syntex, or any material mortgage, indenture, agreement, contract, commitment, lease, plan, document or understanding, oral or written, to which Seller or Syntex is a party by which Seller or Syntex or any of the Assets may be bound or affected, or give any party with material rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder, except under the Industrial Revenue Bonds and any lease or service agreement pertaining to the Plant Site or Assets.

Section 4.4       No Third Party Options

There are no existing agreements, options, commitments or rights with, or to any person to acquire any of the Assets or any interest therein.

Section 4.5       Taxes

All property taxes, general or special assessments and any other taxes relating to the Assets applicable to periods prior to the Closing Date have been or shall be paid by Seller in a timely manner.


Section 4.6       Existing Condition

Seller has not as of the date of the execution of this Agreement:

          a) failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or could reasonably be expected to cause any material damage or risk of material loss to any of the Assets;

          b) sold, encumbered, assigned or transferred any Assets, except for the Industrial Revenue Bonds and any lease or service agreement;

          c) subjected any of the Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for the Industrial Revenue Bonds and any leased equipment or service agreement;

          d) to the best of Seller's knowledge, after due inquiry, suffered any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets;

          e) to the best of Seller's knowledge, after due inquiry, suffered any material adverse change in or relating to the Assets; or

          f) to the best of Seller's knowledge, after due inquiry, received notice or had knowledge of any actual or threatened material labor trouble, strike or other occurrence, event or condition of any similar character which has had or could reasonably be expected to have a material adverse effect on the operation of the Plant Site.


Section 4.7       Compliance with Law

Except as provided in this Agreement, to the best of Seller's knowledge, Seller has complied in all material respects with any law, ordinance, or governmental or regulatory rule or regulation, order, judgment or decree whether federal, state, commonwealth, local or foreign, to which the Assets or Seller's operations at the Plant Site are subject.

Section 4.8       Litigation

Except as provided in Schedule 4.8, no action, suit, litigation, arbitration, arbitrator or governmental or regulatory official , body or authority, including without limitation the United States Food and Drug Administration, relating to the Assets, the Plant Site or the transactions contemplated by this Agreement is pending or, to the best knowledge of Seller, threatened against Seller, nor does Seller know or have reason to know of any basis for any such action, suit, litigation, arbitration, investigation or proceeding; Seller is not aware of any claim, event or occurrence that would require Seller to give notice to any insurer under any of Seller's insurance policies; and Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority that relates in any material way to the Assets, the Plant Site or the transactions contemplated by this Agreement.

Section 4.9       Insurance

The Assets are adequately insured under various policies of general liability and other forms of insurance or self insurance.

Section 4.10      Labor Matters

Seller represents that it is not a party to any contract of employment, employee lease contract, collective bargaining agreement or other labor agreement that relates to or covers any Transferred Employee (as defined in Section 10.1) as of the Closing Date.

Section 4.11      Real Property

         a) Title to Real Property. Title to the Real Property is, and at Closing Date shall be, good and marketable, fee simple absolute, free and clear of all liens, adverse claims and other matters affecting Seller's title to or possession of the Real Property, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, reservations, easements, rights of way, mortgages, security interests, leases, and encumbrances, except as set forth in any title binder or policy procured by or given to either party, except for the Industrial Revenue Bonds.

         b) Eminent Domain. Seller has received no notices, oral or written, and has no reason to believe, that any governmental body having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

         c) Public Improvements. Except for a portion of the Plant Site dedicated for public use and for exceptions of record, no work for municipal improvements has been commenced on or in connection with the Real Property or any street adjacent thereto. No assessment for public improvements has been made against the Real Property which remains unpaid. No notice from any governmental body has been served upon the Real Property or received by Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Real Property which has not been complied with.

Section 4.12      Environmental Matters

          a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Claims" means any and all administrative, regulatory, or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law or Environmental Permit (as those terms are hereinafter defined) (collectively "Claims"), including, without limitation, (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances (as hereinafter defined) or arising from alleged injury or threat of injury to the environment.

               (ii) "Environmental Laws" means any federal, state,  commonwealth or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to human health and the environment or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq.; the Emergency Planning and Community Right-to- Know Act, 42 U.S.C ss. 11001 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et. seq.; the Clean Air Act, as amended, 42 U.S.C. S 7401 et. seq. ; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et. seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et. seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et. seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 1001 et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801 et. seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. ss. 651 et. seq.; or the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. ss. 301 et. seq., the Puerto Rico Environmental Policy Act, 12 L.P.R.A. ss. 1121 et. seq., the Puerto Rico Environmental Emergencies Fund Act 12 L.P.R.A. ss. 1271 et. seq.; the Puerto Rico Sold Waste Authority Act, 12 L.P.R.A. ss. 1301 et. seq.; the Puerto Rico Harmful Spills Law, 12 L.P..R.A. ss. 1141 et. seq., the Puerto Rico Organic Act of the Department of The Environment And Natural Resources, 3 L.P.R.A.ss. 151 et. seq.; or any environmental transfer laws which regulate the transfer of property and the corresponding state or commonwealth laws, regulations and local ordinances which may be applicable, as any such acts have been or may be amended.

               (iii) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

               (iv) "Hazardous Substances" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes, " "hazardous materials," "hazardous solid waste," "toxic waste," "toxic or hazardous waste," "industrial waste," "harmful substances," "extremely hazardous wastes," "regulated substances, ""restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxins," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law.

         b) Buyer acknowledges that Buyer has inspected the Assets and will receive Seller's report and a third party's report concerning the environmental status of the Assets prior to Closing. Seller representsthat: (i) Seller has complied in all material respects with any applicable Environmental Law; (ii) Seller has obtained all necessary Environmental Permits and is in compliance in all material respects with their requirements as of the date hereof; (iii) the Assets (including, without limitation, soils and surface, ground waters and buildings) are not contaminated with any Hazardous Substances; (iv) there are no past, pending or , to the best knowledge of Seller, threatened Environmental Claims or circumstances that could reasonably be anticipated to form the basis thereof against Seller; and (v) the Real Property is not listed on the National Priorities List or any similar state, commonwealth or local listing nor is it included in an area included in such a list, and Seller is not aware that such a listing is pending or contemplated (except for listing on CERCLIS and equivalent local listing) as of the date hereof.

         c) Seller agrees to indemnify and hold harmless Buyer for any and all losses, claims, damages, penalties, liabilities, fines, injuries, costs and expenses (including attorney's fees, administrative expenses, prejudgment interest and court costs), or response costs, including the cost of any required or reasonable investigation, testing, monitoring, repair, cleanup or detoxification, decontamination, preparation of any closure or other required plans, removal, response or remedial action) (collectively, "Environmental Liabilities") in connection with the Assets or any Environmental Claims but only to the extent arising from or out of activities occurring, or undertaken by Seller, prior to Closing Date with respect to, as a direct or indirect result of, or arising out of the presence of Hazardous Substances at, on, beside, above or under the Real Property, or any breach of subsection (b) above; provided, however, that Seller shall not be required to indemnify Buyer for any Environmental Liabilities or Environmental Claims that result from Buyer's or its representatives activities at the Plant Site, whether arising before or after Closing Date. Notwithstanding anything contained herein to the contrary, in no event shall Seller be required to indemnify Buyer as provided herein for any Environmental Liabilities if Seller has not been notified in writing of the matter within five (5) years of the Closing Date.

         d) Buyer agrees to indemnify and hold harmless Seller for any and all Environmental Liabilities in connection with the Assets or any Environmental Claims but only to the extent arising from or out of activities occurring, or undertaken by Buyer, after the Closing Date with respect to, as a direct or indirect result of, or arising out of the presence of Hazardous Substances at, on, beside, above or under the Real Property, or any breach of subsection (b) above, or Buyer's manufacture of Seller's products after the Closing Date.

         e) Except as provided for in Section 8.5, in the event of potential joint or shared responsibility for Environmental Liabilities or Environmental Claims, Seller and Buyer agree (i) to mutually cooperate with each other on all matters in which cooperation is necessary and (ii) to share in responsibility according to the final decision of the applicable governmental, regulatory, or judicial authority, or as otherwise mutually agreed.

         f) Except as may be mutually agreed, Seller hereby agrees to maintain all Environmental Permits currently in effect and assign them to Buyer to the extent they may be lawfully transferred. Seller and Buyer agree to notify the other party in the event either is contacted by a third party regarding Environmental Laws, Claims, or Liabilities pertaining to the other party's operations at the Plant Site.

SECTION 4.13               Availability of Documents

 Prior to Closing, Seller will make available to Buyer copies of all material and relevant documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits and licenses referred to herein, except documents subject to confidentiality obligations.

SECTION 4.14               Assets

The Assets include all rights and property located or situated at the Plant Site, other than the Excluded Assets or any lease or service agreement, and the Real Property constitutes all of the real estate that comprises the Plant Site.

SECTION 4.15               Contracts and Commitments

Schedule 4.15 sets forth a list of all material agreements, contracts and leases necessary to the operations of the Plant Site and the use and maintenance of the Assets (collectively, "Contracts"). Each Contract is valid and enforceable in all material respects in accordance with its terms. Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the material provisions thereof. Seller is not, and to Seller's knowledge no other party thereto is, in material default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No Contract requires the consent of any party to effect its assignment in connection with the transactions contemplated hereby except for such consents as set forth on Schedule 4.15, the Industrial Revenue Bonds, and as have been obtained or will be obtained by the Closing Date. Notwithstanding the foregoing, Buyer agrees that the failure to obtain any consent or failure to observe any obligation, covenant, or condition of any Contract, shall not constitute a breach of this Agreement and Buyer shall be obligated to close on the Closing Date.


Section 4.16      No Finder's or Broker's Fee

Seller and Seller's Affiliates have not incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the transactions contemplated hereby.

               ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer and ICN hereby represent and warrant to Seller as follows:

Section 5.1       Organization

Buyer is a corporation duly organized, validly existing and in good standing under the laws of Puerto Rico. ICN is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

Section 5.2 Corporate Power; Authorization; Enforceable Obligations

Buyer and ICN each has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other instruments and agreements required to be executed, delivered or performed by Buyer or ICN pursuant hereto ("Buyer's Documents"). As of the date of the execution of this Agreement and on the Closing Date, the execution, delivery and performance of this Agreement, and all other Buyer's Documents, will have been duly authorized by all necessary corporate action on the part of Buyer and ICN. This Agreement has been, and on the Closing Date all other Buyer's Documents will have been, duly executed and delivered by authorized officers of Buyer and ICN, and constitutes or will constitute the legal, valid and binding obligations of Buyer and ICN enforceable against Buyer and ICN in accordance with their respective terms.

Section 5.3       Validity of Contemplated Transactions

The execution, delivery and performance of this Agreement by Buyer and ICN does not and will not violate, conflict with or result in the breach of any term, condition or provisions of, or require the consent of any other person under the charter documents of Buyer or any securities issued by Buyer and/or ICN, or any material mortgage, indenture, agreement, contract, commitment, lease, plan, document or understanding, oral or written, to which Buyer or ICN was a party immediately prior to the Closing.

Section 5.4       No Finder's or Broker's Fee

Buyer and ICN have not incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the transactions contemplated hereby.


                             ARTICLE VI - COVENANTS

Section 6.1       Further Assurances;  Cooperation

 Seller hereby covenants and agrees that, from and after the Closing Date, Seller shall, at its expense, execute and deliver to Buyer or its designee all such deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, approvals, agreements and contracts and any other documents, and shall cooperate fully with Buyer and do all such other things, as may be necessary to effectively transfer the Assets to, and to perfect and confirm the ownership of the Assets by Buyer. Buyer and Seller each agree to fully and diligently cooperate with and assist the other party to obtain any necessary or appropriate governmental or other approvals, including but not limited to all tax grants, the Industrial Revenue Bonds and any other applicable tax exemptions; provided however, that Buyer and ICN agree that Seller shall have no obligation to secure any consent or other approval from any third party or governmental agency, relatedto the Industrial Revenue Bonds.

Section 6.2       Transfer Tax

The parties agree that all sales, use and transfer taxes resulting from the sale of the Assets shall be paid as customary under Puerto Rico practice. Buyer shall pay the recording fees and stamps for the first certified copy of the deed and Seller for the stamps of the original deed. Buyer pays for all recording fees and stamps of the original and first copy of the purchase money first mortgage, chattel mortgage and any other security to be placed on the Assets. The Lease shall be recorded and Seller shall pay any fees and expense to record the Lease.

Section 6.3       Title Insurance

Buyer shall obtain, at its sole cost and expense, an ALTA owners title insurance policy, or other title insurance policy in a form and amount satisfactory to Buyer, issued and underwritten by the title company of its choosing, insuring a merchantable fee simple title to the Real Property in Buyer as of the date of recording the deed to the Real Property.

Section 6.4       Prorations

Seller and Buyer each agree that all real estate taxes and all personal property taxes payable with respect to the Assets for the year in which the Closing Date occurs shall be prorated between Seller and Buyer as of the Closing Date. If the amount of any such tax cannot be ascertained on the Closing Date, proration shall be computed based upon the amount thereof for the immediately preceding year and shall be later adjusted, if the taxes actually paid are higher or lower, based upon the number of calendar days during the year each party owned the Assets.

As provided by law or local custom, Seller shall pay the notarial tariff and internal revenue stamps for the deed of purchase and sale or other original public instrument of conveyance and Buyer shall pay the internal revenue stamps for the certified copy and the fee for recording it in the Registry of Property. Seller and Buyer agree that any other tax stamps, or similar governmental assessment shall be paid pursuant to law or local custom. The party bearing any Notarial fee obligation hereunder shall be entitled to designate the Notary to be used.

              ARTICLE VII - CONDITIONS TO OBLIGATION OF SELLER TO CLOSE

The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, to the reasonable satisfaction of Seller, prior to or on the Closing Date, of each of the following conditions precedent; provided however, that any of such conditions may be waived by Seller at or prior to the Closing Date.

Section 7.1       Representations and Warranties True and Correct

The representations and warranties of Buyer set forth in Article V hereof shall be true and correct when made and as of the Closing Date with the same effect as though made on and as of such date.

Section 7.2 Payment of Purchase Price; Execution on the Payment Date and Delivery Documents

Buyer shall have paid the Purchase Price and executed and delivered or otherwise have caused to have delivered all documents required to be delivered by Buyer pursuant to Section 9.3 hereof.

Section 7.3       Performance

Buyer shall have performed and complied with all material agreements, covenants and conditions contained herein required to be performed or complied with by it on or prior to the Closing Date.

Section 7.4       Tax Exemption

Seller and its affiliates shall have received in form and substance satisfactory to them amendments to their existing Puerto Rico tax exemption grants or a comfort letter acceptable to Seller and its affiliates. Buyer shall provide Seller and its affiliates with such assistance as may be reasonably requested in obtaining such amendments.

Section 7.5       Approvals

Seller shall have received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or shall be aware that the waiting period shall have expired without receipt of a second Request for Information.

Sectin 7.6        Product Agreement Closing

There shall have been or will simultaneously be a Closing of the Product Agreement.

                   ARTICLE VIII - BUYER'S OBLIGATION TO CLOSE

The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment to the reasonable satisfaction of Buyer, prior to or on the Closing Date, of each of the following conditions precedent; provided, however, that any of such conditions may be waived by Buyer at or prior to the Closing Date.

Section 8.1       Representations and Warranties True and Correct

The representations and warranties of Seller set forth in Article IV hereof shall be true and correct in all material respects when made and as of the Closing Date with the same effect as though made on and as of such date.

Section 8.2       Delivery of Documents

Seller shall have delivered all documents required to be delivered by Seller pursuant to Section 9.1 hereof.

Section 8.3       Performance

Seller shall have performed and complied with all material agreements, covenants and conditions contained herein required to be performed or complied with by it on or prior to the Closing Date.

Section 8.4       Tax Exemption

Buyer or its affiliates shall have received in form and substance satisfactory to them Puerto Rico tax exemption grants, or a comfort letter acceptable to Buyer. Seller shall provide Buyer with such assistance as may be reasonably requested in obtaining such grants.

Section 8.5       Approvals

Buyer shall have received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or shall be aware that the waiting period shall have expired without receipt of a second Request for Information.

Section 8.6       Cooperation

Seller shall have supplied information to Buyer necessary to comply with the requirements of Regulation S-X of the Securities & Exchange Commission, if applicable, which shall be at Buyer's expense.

Section 8.7       Product Agreement Closing

There shall have been or will simultaneously be a Closing of the Product Agreement.

                ARTICLE IX - DOCUMENTS TO BE DELIVERED AT CLOSING

Section 9.1       Documents to be Delivered by Seller

Seller shall deliver or cause to be delivered the following documents to Buyer on the Closing Date:

          a) a certificate of good standing of Seller and Syntex, issued by the State of Delaware as of a date not more than 20 days prior to the Closing Date;

          b) a duly executed, acknowledged, and recordable deed of purchase and sale with covenants (i) against grantor's acts, and (ii) regarding Buyer's and Buyer's affiliates non-use and non-disclosure of the Assets or any know-how inherent in them to manufacture products of Seller or Seller's affiliates, or other deed by which Seller received the Real Property, conveying to Buyer the Real Property or equivalent deed of purchase and sale under Commonwealth law;

          c) a duly executed bill of sale, conveying the Equipment;

          d)  a  duly   executed   officer's   certificate   stating   that  the
representations and warranties of Seller set forth herein are true and correct as of the Closing Date;

          e) a notarized certificate of the secretary or assistant secretary of Seller in respect of (i) each of its officers who is authorized to execute and deliver this Agreement and all other Seller's Documents, (ii) certified copies of the Certificate of Incorporation and Bylaws of Seller, and (iii) resolutions of the Board of Directors of Seller authorizing the making and performance by Seller of this Agreement and each of the other Seller's Documents and the consummation of the transactions contemplated hereby and thereby;

          f) an executed counterpart of the Toll Manufacturing Agreement, the Lease, leased employee agreement, and any other agreement as contemplated by Buyer and Seller in form and substance acceptable to the Seller;

          g) guarantees by Syntex in form and substance satisfactory to Buyer;

          h) such other documents as Buyer may reasonably require for the consummation of the transactions contemplated by this Agreement.

Section 9.2       Documents to be Delivered by Buyer

Buyer and ICN shall  deliver the  following  documents  to Seller on the Closing
Date:

          a) certificates of good standing of Buyer issued by Puerto Rico and ICN issued by the State of Delaware as of a date not more than 20 days prior to the Closing Date;

          b) a notarized secretary's certificate of the secretary or assistant secretary of Buyer and ICN in respect of (i) each of its officers who is authorized to execute and deliver this Agreement and all other Documents to be executed by Buyer and ICN in connection with the Agreement, (ii) certified copies of the Certificate of Incorporation and Bylaws of Buyer and ICN, and
(iii) resolutions of the Board of Directors of Buyer and ICN authorizing the making and performance by Buyer and ICN of this Agreement and each of the Buyer's and ICN's Documents and the consummation of the transactions contemplated hereby and thereby;

          c) an executed counterpart of the Toll Manufacturing Agreement, the Lease, leased employee agreement and any other agreement as contemplated by Buyer and Seller in form and substance acceptable to the Buyer, as well as a purchase money first mortgage lien on the property to secure Buyer's production of Seller and its affiliates products after the Closing;

          d) an assumption of leases of certain items of Equipment;

          e) guarantees by ICN in form and substance satisfactory to Seller;

          f) an agreement in form acceptable to counsel for Seller and Buyer, regarding Buyer's and Buyer's affiliates non-use and non-disclosure of any know-how or confidential information or equipment inherent in the products and the manufacture of such products of Seller or its affiliates; and

          g) such other documents as Seller may reasonably require for the consummation of the transactions contemplated by this Agreement.


                              ARTICLE X - EMPLOYEES

Section 10.1      Transferred Employees

Buyer will offer employment to all of the employees of Seller or of its affiliate companies assigned to the Plant Site (collectively referred to as "Employees"), who are employees on the expiration of the Lease, at a base salary equal to or higher than the base salary Employees were receiving from Seller prior to the expiration date of the Lease. However, Seller shall have no obligation to employ any specific employee up to the expiration date of the
Leasee. "Employees" shall mean any person who, on the expiration date of the Lease, is employed by Seller, or its affiliate companies, and assigned to the Plant Site, excluding those on long term disability leave, but including those who are inactive on the expiration date of the Lease, such as those on short-term disability leave, authorized leave of absence or military service. Buyer shall provide written offers of employment to Employees, setting forth job titles, responsibilities and salary, no later than 90 days prior to the expiration date of the Lease. Those Employees who accept such offers of employment effective as of the expiration date of the Lease shall be hired by Buyer and shall be referred to herein as "Transferred Employees". Based upon the estimated guaranteed volume of production in Schedule 2.1 of the Toll Manufacturing Agreement, the number of Transferred Employees shall not exceed 190 people. If the guaranteed production volume increases, the parties will negotiate the additional number of Employees required to be hired hereunder. Buyer agrees not to lay-off or otherwise terminate any Transferred Employees for a period of one year, provided, however, Buyer may terminate Transferred Employees for cause. "Cause" shall not include a reorganization or reduction in force or sale or divestiture of all or a portion of Buyer's business.

Section 10.2      Benefits

Except as set forth in Section 10.10 hereof, Transferred Employees will be eligible to participate, from and after the expiration date of the Lease, in all employee benefit plans offered by Buyer to similarly situated employees of Buyer, on the same terms and conditions applicable to Buyer's similarly situated employees, as they may be amended from time to time, which are listed at
Schedule 10.2.

Section 10.3      Accrued Wages and Salaries

Buyer shall not be obligated to make any payments of wages, salary or other compensation accrued prior to the expiration date of the Lease, whether or not earned or payable by the expiration of the Lease.


Section 10.4      Employment Liabilities

Except as specifically described herein, Seller shall retain and be responsible for all liabilities in connection with claims incurred on or prior to the expiration of the Lease by Transferred Employees under Seller's employee benefit plans. Buyer shall assume and be responsible for all liabilities in connection with claims incurred after the expiration date of the Lease by Transferred Employees under any of Buyer's employee benefit plans. Claims under an employee benefit welfare plan (as defined in Section 3 (1) of ERISA) shall be considered incurred on the date treatment is rendered or a service performed. Worker's Compensation claims of any Transferred Employees shall be the responsibility and liability of Seller if the claim is based on events that occurred on or prior to the expiration date of the Lease and shall be the responsibility and liability of Buyer if the claim is based on events that occurred after the expiration date of the Lease.

Section 10.5      Service Credit

Buyer shall grant service credit under Buyer's employee benefit plans and/or other benefit or other employee programs which are calculated on the basis of service and/or for purposes of Puerto Rico's Law 80 of May 30, 1976, as amended, equal to the Seller's credited service time for Transferred Employees for all applicable purposes under such plans and programs. Service Credit under any defined benefit pension plan shall be given for purposes of eligibility for participation, and vesting.

Section 10.6      Savings Plans

         a) Effective as of the expiration date of the Lease, Buyer shall extend coverage under Buyer's Savings Plan which is a defined contribution plan and shall be qualified under applicable Puerto Rico Laws to Transferred Employees who were eligible to participate in the Savings Plans of Seller, or its affiliate companies ("Seller's Savings Plan"), as of the day prior to the expiration date of the Lease and to other Transferred Employees in accordance with the Buyer's Savings Plan (giving Service Credit as required pursuant to Section 10.5).

         b) To the extent permitted by the Code and subject to the terms of this
Section 10.6(b), the Buyer's Savings Plan will accept a direct rollover within the meaning of Section 401 (a) (31) of the Code of the Transferred Employee's entire account balance (and accumulated reserves related thereto, if any) in the Seller's Saving Plan. Direct rollovers shall be in cash.

Section 10.7      Welfare Plans

On the expiration date of the Lease, the Transferred Employees shall be eligible to enroll themselves and their dependents in Buyer's welfare benefit plans. If a Transferred Employee enrolls for coverage under the medical or dental plans of Buyer within thirty (30) days of first becoming eligible, the Buyer's medical or dental plan shall waive any waiting period and limitations for pre-existing medical or dental conditions.

Section 10.8      Post Retirement Welfare Benefits

The post retirement welfare benefits for Transferred Employees who retire under the Seller's Pension Plan and who are eligible for post welfare benefits shall be the responsibility of the Seller, provided that Buyer shall provide primary medical and dental coverage to such Transferred Employees while they are actively employed by the Buyer. Other Transferred Employees shall be eligible for post-retirement welfare benefits, if any, from Buyer in accordance with Buyer's plan terms as they may be amended from time to time. Nothing in this
Section 10.8 shall prevent Seller from amending or terminating its post-retirement welfare benefits.

Section 10.9      Vacation

Buyer shall provide vacation entitlement to Transferred Employees in accordance with Buyer's vacation policies applicable to its employees (giving Service Credit as required pursuant to Section 10.5). Transferred Employees will receive a cash out by Seller of the unused portion of their accrued vacation entitlement as of the expiration date of the Lease.

Section 10.10     Severance Pay

Subject to Section 10.1, in the event Buyer terminates the employment of any Transferred Employee, Buyer shall pay severance to such Transferred Employee only in accordance with Buyer's severance plan in effect at the time of such termination or as required by law.

Section 10.11     Continuation Coverage

If, on or before the expiration date of the Lease, Seller determines, in its discretion, with respect to all group health plans (as defined in Code Section 5000(b)(1)) maintained by Seller that the continuation health care coverage requirements of Code Section 4980B and ERISA Sections 601 through 608 (the "continuation coverage requirements") apply to this transaction, Seller shall be solely responsible for compliance with the continuation health care coverage requirements for all "qualifying events," within the meaning of Code Section 4980B(f)(3) and ERISA Section 603, affecting any current or former employee of Seller and any qualified beneficiary related to such employee or former employee (as defined in Code Section 4980B(g)(1)) which occurred at any time on or prior to the expiration date of the Lease. With respect to all qualifying events occurring after the expiration date of the Lease and affecting Transferred Employees or their dependents, Buyer agrees to provide continuation health care coverage to affected qualified beneficiaries, in accordance with Sections 601 through 608 of ERISA ("COBRA"). Seller shall be solely responsible for
compliance  with  the  continuation   health  care  coverage   requirements  for
Employees, who are not Transferred Employees, and/or their qualified beneficiaries.

Section 10.12     Third Party Beneficiary; Termination At Will

Nothing in this Article 10 shall create any third party beneficiary rights in any employee or former employee of Seller. Seller and Buyer agree and acknowledge that the transactions contemplated by this Agreement will not affect the "at will" employment status of the Transferred Employees.

Section 10.13  Notification of Hire

In order to assist Seller in the proper administration of its severance pay program, Buyer agrees to inform Seller whenever it hires, either as an employee or as an independent contractor or consultant, any former Employee of Seller receiving severance pay from Seller at any time within three years after the expiration date of the Lease, and Seller shall periodically provide Buyer with a list ofpersons receiving severance payments.

                          ARTICLE XI - INDEMNIFICATION

Section 11.1      Survival

The representations and warranties made herein shall survive the Closing Date but only for the enforcement of the indemnification provisions of this Agreement and for damages; provided however, that under no circumstances shall the transactions contemplated herein be voided following Closing of the Asset Purchase Agreement referenced in Section 3.3. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder as of the Closing Date. Sections 1.2 and 1.4 shall survive the termination of this Agreement.

Section 11.2      Indemnification of Buyer by Seller

Subject to the limitations set forth in Section 11.5 of this Agreement, Seller agrees to hold harmless, indemnify and defend Buyer and ICN and their respective directors, officers and employees thereof, from and against, and will reimburse such indemnified parties with respect to, any and all claims, demands, causes of action, proceedings, losses, damages, debts, expenses, liabilities, fines, penalties, deficiencies, judgments or costs, including, without limitation, reasonable accountants' and attorneys' fees, court costs, amounts paid in settlement and costs and expenses of investigations (collectively, "Claims") at any time and from time to time asserted against or incurred by any such indemnified party insofar as such Claims are based upon:

          a) any breach or nonfulfillment of, or any inaccuracy in, any covenant, representation or warranty contained herein on behalf of Seller in connection with the transactions contemplated hereby;

          b) any injury to any person, or damage to any property, occurring before or after the Closing Date related in any way to the Plant Site that is attributable to Seller's negligence or willful misconduct, excluding injuries that relate to the supervision by Buyer (or an affiliate of Buyer) of an employee of Seller or Buyer;

          c) any Claim against Buyer relating to the Plant Site or the Assets that arises from or is based upon any action, event or condition existing on or occurring before the Closing Date, excluding Claims attributable to Buyer's negligence or willful misconduct;

          d) any Claim by an Employee for severance or termination pay as a result of the transactions contemplated by this Agreement (except as otherwise provided in this Agreement), excluding Claims attributable to Buyer as provided in this Agreement;

          e) the failure of Seller to comply with the "bulk transfer" laws of any jurisdiction in connection with the transactions contemplated hereby;

          f) the failure of Seller to pay any taxes, applicable to periods prior to Closing including, without limitation, any sales tax resulting from the transfer of the Assets to Buyer, or to make any unemployment compensation insurance contribution that was due prior to the Closing Date;

          g) any Claim based upon or relating to the manufacture, usage, distribution or sale by Seller of its or its affiliates' products manufactured at the Plant Site prior to the Closing Date; or

          h)  any  Claim  that  arises  out  of  a  Claim  of   infringement  or
unauthorized use of any patent, copyright, trade secret, know how or other intellectual property right resulting from Seller's activities at the Plant Site or Buyer's production of Seller or its affiliates' products at the Plant Site after the Closing Date.

Section 11.3      Indemnification of Seller by Buyer

Buyer agrees to hold harmless, indemnify and defend Seller and its affiliates, and the directors, officers and employees thereof, from and against, and will reimburse such indemnified parties with respect to Claims at any time and from time to time asserted against or incurred by any such indemnified party insofar as such Claims are based upon:

          a) any breach or nonfulfillment of, or any inaccuracy in, any covenant, representation or warranty contained herein or otherwise made in writing by or on behalf of Buyer in connection with the transactions contemplated hereby;

          b) any injury to any person, or damage to any property, occurring before or after the Closing Date related in any way to the Plant Site that is attributable to Buyer's negligence or willful misconduct or, with respect to a Claim or suit relating to an employee of Seller, is attributable to Buyer's sole negligence or willful misconduct;

          c) any Claim against Seller or involving any of the Assets that arises from or is based upon any action, event or condition existing or occurring after the Closing Date, excluding Claims attributable to Seller's negligence or willful misconduct; or

          d) any Claim based upon or relating to the validation, manufacture, usage, distribution or sale of Buyer's products manufactured at the Plant Site whether prior or after the Closing Date;

          e) any Claim arising out of or relating to the employment or termination of employees of Buyer;

          f) the failure of Buyer to comply with the "bulk transfer" laws of any jurisdiction in connection with the transactions contemplated hereby;

          g) the failure of Buyer to pay any taxes, including, without limitation, any sales tax resulting from the transfer of the Assets to Buyer, or to make any unemployment compensation insurance contribution that was due after the Closing Date;

          h) the failure of Buyer to comply with any of the obligations provided for in Sections 10.1 and 10.10 if such failure results in Seller being obligated to pay any severance or termination pay or provide benefits to any Employee or Transferred Employee.

Section 11.4      Indemnification Procedure

The indemnification obligations under this Article XI shall survive until the fifth anniversary of the Closing Date, and shall survive any termination of this Agreement until the third anniversary of the termination. The indemnification obligations in section 11.2 (F) shall survive until the statute of limitation has expired for such tax obligation. In the event of any Claim for which indemnification is sought under this Article XI by a person or entity specified in Section 11.2 or 11.3 hereof (an "Indemnified Party"):

          a) The Indemnified Party will give the indemnifying party prompt written notice of the Claim asserted against or imposed upon or incurred by the Indemnified Party (which notice shall set forth the basis of the Claim).

          b) The Indemnified Party shall not compromise or settle such claim without the approval of the indemnifying party, which approval shall not be unreasonably withheld or delayed.

Section 11.5      Limitation of Liability

          a) Notwithstanding anything contained in this Agreement to the contrary, Buyer agree that the total liability of Seller and Synrex to Buyer and ICN for any damages or other injury which Buyer or ICN may sustain or incur as a result of a breach of any provision or covenant of this Agreement by Seller and Syntex, any indemnification provisions of Article XI, Section 4.12, or any other provision of this Agreement shall not exceed Twenty Five Million ($25,000,000.00) Dollars in the aggregate for any and all claims, whether past, present and future, and in the event that Seller and/or Syntex shall pay such amount, Seller and Syntex shall be discharged of any liability to Buyer and ICN.

          b) Notwithstanding anything contained in this Agreement to the contrary, Seller and Syntex agree that the total liability of Buyer and ICN to Seller and Syntex for any damages or other injury which Seller or Syntex may sustain or incur as a result of a breach of any provision or covenant of this Agreement by Buyer or ICN, any indemnification provisions of Article XI, Section 4.12, or any other provision of this Agreement shall not exceed Twenty Five Million ($25,000,000.00) Dollars in the aggregate for any and all claims, whether past, present and future, and in the event that Buyer and/or ICN shall pay such amount, Buyer and ICN shall be discharged of any liability to Seller and Syntex.

                            ARTICLE XII - TERMINATION

Section 12.1      Termination by Seller

         Without prejudice to other rights and remedies which it may have, Seller may, at its option, terminate this Agreement at any time prior to the Closing by giving notice thereof to the other party if:

          a) A bona fide legal action or proceeding is pending or threatened against the other party as of the date of such notice of termination, an unfavorable judgment, decree or order in such action or proceeding would prevent or make unlawful the consummation of the transaction contemplated by this Agreement and an unfavorable judgment, order or decree is likely;

          b) Any representation, warranty or covenant in this Agreement shall prove to have been incorrect, incomplete or misleading at the time it was made in any material respect; or

          c) Any of the conditions precedent do not occur.

Section 12.2      Eminent Domain; Damage or Destruction

If prior to the Closing  Date all or any material  part of the Real  Property is
(i) taken or threatened by eminent domain or (ii) damaged or destroyed, in Seller's opinion, Seller may, by written notice to Buyer, elect to cancel this Agreement. If a material part of the Real Property is taken by eminent domain, damaged or destroyed but this Agreement is not so canceled with respect thereto, or if an immaterial part of the Real Property is so taken, damaged or destroyed, then in either of said events, Buyer shall be obligated to close the transactions contemplated by this Agreement and Buyer shall be entitled to receive any and all condemnation or insurance proceeds as the case may be.

Section 12.3      Effect of Termination

In the event of termination of this Agreement as expressly  permitted under this
Article XII, this Agreement shall forthwith become void and there shall be no liability on the part of either party, or their respective officers, directors, or affiliated companies, to the other, except that the provisions of Article XI and Section 13.2 hereof shall survive any such termination.

                                             ARTICLE XIII - CONFIDENTIALITY


Section 13.1      Confidentiality

          a) The commitments set forth in this Section 13.2 shall be effective as of the date hereof and shall survive the termination of this Agreement.

          b) Seller , ICN and Buyer each acknowledge and agree that each party may have access to certain proprietary information of the other party by virtue of their activities at the Plant Site ("Confidential Information").

          c) Seller, ICN and Buyer, as the case may be, hereby agree as follows with respect to the Confidential Information received by or to which access is provided to the other party:

               (i) that the disclosure of or access to Confidential Information will be held in strict confidence by Seller, ICN and Buyer;

               (ii) that Seller, ICN and Buyer will take all steps as are necessary to prevent the disclosure of Confidential Information to others; and

               (iii) the Seller, ICN and Buyer will not commercially utilize Confidential Information for purposes out the scope of this Agreement.

          d) In the event that any party is legally required by a court or governmental agency of competent jurisdiction to disclose Confidential Information, prompt notice shall be given by the party required to make such disclosure to the other party to enable the other party to seek a protective order or other appropriate remedy or to waive compliance with the provisions of this Section 13.2 as to such required disclosure. If no protective order has been obtained by not later than the date upon which the party of whom disclosure is required must disclose or suffer penalty of contempt or other censure, the other party shall be deemed to have waived compliance with the provisions of this Section 13.2 as to such disclosure.

          e) The commitments set forth in this Section 13.2 shall not extend to any portion of Confidential Information:

                  (i)      that was in the public domain prior to disclosure;

                  (ii) that was not acquired, directly or indirectly, in any manner from Seller, ICN or Buyer and that Seller, ICN or Buyer, as the case may be, lawfully had in its possession prior to the Closing Date or that Seller, ICN or Buyer, as the case may be, lawfully acquires from a source not under an obligation of secrecy to Seller, ICN or Buyer, as the case may be; or

                  (iii) that, after the Closing Date, through no act on the part of Seller, ICN or Buyer, becomes information generally available to the public.

                  (iv) developed independently by ICN or Buyer without any use of the Confidential Information;


         f) Seller, ICN and Buyer agree that the terms of the confidentiality agreement between affiliate of Seller and ICN dated as of March 21, l997 are in full force and effect and are not affected by this Agreement.

         g) Seller and Buyer agree to cooperate regarding joint communication of
this  transaction  to  their   respective   employees  and  will  not  make  any
communication without the prior consent of the other party.

                           ARTICLE XIV - MISCELLANEOUS

Section 14.1      Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given if and when delivered personally or sent by certified mail (return receipt requested, postage prepaid) or telecopy:

TO BUYER OR ICN:           ICN Puerto Rico, Inc.
                                    American Industrial Plaza
                                    250 Munoz Riviera Avenue
                                    San Juan, Puerto Rico 00918
                                    Attn:  Walter Chow
                                    Fax:  787-753-8944


WITH A COPY TO:            ICN Pharmaceuticals, Inc.
                                    ICN Plaza
                                    3300 Hyland Avenue
                                    Costa Mesa, California 92626
                                    Attn:  General Counsel
                                    Fax:  714-641-7274

TO SELLER:                          Syntex (F.P.) Inc.
                                    B.O.Mariana
                                    Road 909 Km 1.1
                                    Humacao, Puerto Rico 00791-9731
                                    Attn: Plant Manager
                                    Fax: 787-850-6160

                                    Syntex (U.S.A.) Inc.
                                    c/o Roche Bioscience
                                    3401 Hillview Avenue
                                    Palo Alto, CA 94304
                                    Attn: Law Department
                                    Fax: 415-852-1338




WITH A COPY TO:            Frederick C. Kentz III
                                    340 Kingsland Street
                                    Building 85, 8th floor
                                    Nutley, NJ 07110-1199
                                    Fax:  201-235-3500

or to such other address as either party may notify the other party in writing. All notices and copies shall be sent simultaneously.

Section 14.2      Expenses

Except as specifically set forth in this Agreement, each party hereto shall bear all of its own costs, fees and expenses in connection with the transactions contemplated hereby.

Section 14.3      Assignment

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereby may assign any of its rights hereunder without the prior written consent of the other party hereto, except that Buyer or Seller may assign its rights hereunder to any of their respective affiliates; provided, however, that neither Buyer nor Seller shall be relieved of its obligations hereunder.

Section 14.4      Governing Law

This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico.

Section 14.5      Waiver and Amendment

Except as otherwise expressly provided herein, no provision hereof may be waived, amended or otherwise modified except by a written agreement signed by each party hereto.

Section 14.6      Entire Agreement

This Agreement, together with the exhibits and schedules hereto, and the Confidentiality Agreement between an affiliate of Seller and ICN dated as of March 21, l997, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating thereto.

Section 14.7      Binding Agreement

The Agreement constitutes, and all other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby will constitute, the valid and binding obligations of the parties and are enforceable against the parties in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditor's rights, or rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 14.8      Headings

The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 14.9      Severability

If all or any portion or provision of this Agreement shall to any extent be held invalid or unenforceable in whole or in part by a court or agency having valid jurisdiction pursuant to a valid decision or decree, then the parties hereto expressly agree to be bound by any lesser covenant imposing the maximum legal duty permitted by law that is subsumed within the terms of such covenant, as if the resulting covenants were separately stated in and made a part of this Agreement, and the remainder of this Agreement shall remain in full force and effect.

Section 14.10     Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 14.11     Hart-Scott-Rodino

 Following execution, the parties shall cooperate to facilitate a timely filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Section 14.12     Puerto Rico Bulk Sales Act

Buyer agrees to comply with the provisions of the Puerto Rico Sales Transfer Act 10 L.P.R.A. ss. 61 et. seq. Seller agrees to furnish information to Buyer necessary to comply.

Section 14.13     ICN Guarantee

ICN hereby agrees to guarantee, jointly and severally with the Buyer, the payment and performance of all of the obligations of the Buyer under this Agreement and any of the related agreements. This guaranty is an absolute and unconditional guaranty of the full and punctual payment and performance of the Buyer's obligations under this Agreement and any related agreement and in no way conditioned upon any requirement that the Seller first attempt to collect or make performance of any such obligations from the Buyer or resort to any security or other means of obtaining payment or performance of Buyer.

Section 14.14     Syntex (U.S.A.) Inc. Guarantee

Syntex (U.S.A.) Inc. hereby agrees to guarantee, jointly and severally with the Seller, the payment and performance of all of the obligations of the Seller under this Agreement and any of the related agreements. This guaranty is an absolute and unconditional guaranty of the full and punctual payment and performance of the Seller's obligations under this Agreement and any related agreement and in no way conditioned upon any requirement that the Buyer first attempt to collect or make performance of any such obligations from the Seller or resort to any security or other means of obtaining payment or performance of Seller.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SELLER                               BUYER

SYNTEX (F.P.) INC.                   ICN PUERTO RICO,  INC.

By: /s/ Edward C. Thiele             By:  /s/ Bill A. MacDonald
Name:  Edward C. Thiele              Name:  Bill A. MacDonald
Title: Vice President                Title: President



SYNTEX (U.S.A.) INC.                 ICN PHARMACEUTICALS, INC.

By: /s/ David R. Austin              By: /s/ Bill A. MacDonald
Name:  David R. Austin               Name:  Bill A. MacDonald
Title: Vice President                Title: Executive Vice President